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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 31, 2000


                               Olympic Steel, Inc.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)



           OHIO                      33-73992                     34-1245650
----------------------------      ---------------            ----------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
       of incorporation)            File Number)             Identification No.)


  5096 Richmond Road, Cleveland, Ohio                  44146-1392
  -----------------------------------                  ----------
 (Address of principal executive offices)              (Zip Code)


                                 (216) 292-3800
               --------------------------------------------------
               Registrant's telephone number, including area code



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Item 5.  OTHER EVENTS

On January 31, 2000, the Directors of Olympic Steel, Inc., an Ohio corporation (the "Company"), declared a dividend distribution of one right (a "Right") for each share of common stock, without par value ("Common Shares") of the Company outstanding as of March 6, 2000 (the "Record Date"). The dividend was declared pursuant to the terms of a Rights Agreement (the "Rights Agreement") by and between the Company and National City Bank, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by a Right. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights Agreement is set forth in Exhibit C to the Rights Agreement.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits

See Exhibit Index on page 3 of this report.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  Olympic Steel, Inc.
                                  (Registrant)


Date: February 15, 2000           By:   /s/ Michael D. Siegal
                                     ----------------------------------------
                                  Name: Michael D. Siegal
                                  Title: Chairman and Chief Executive Officer



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                             FORM 8-K CURRENT REPORT

Exhibit Index
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Exhibit No.       Description
-----------       -----------

4.1 Rights Agreement (including a Form of Certificate of Adoption of Amendment to Amended Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto).

99.1              Form of letter to shareholders, dated February 15, 2000

99.2              Press Release, dated February 3, 2000